UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission File Number)	(IRS Employer
Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering

On January 18, 2023, Arcimoto, Inc., an Oregon corporation (the “Company”), entered into securities purchase agreements (the “Purchase Agreements”) with certain investors (collectively, the “Purchasers”). The Purchase Agreements provide for the sale and issuance by the Company of an aggregate of: (i) 3,300,000 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 700,000 shares of Common Stock and (iii) warrants (the “Common Warrants” and, together with the Shares and the Pre-Funded Warrants, the “Securities”) to purchase up to 4,000,000 shares of Common Stock. The offering price per Share and associated Common Warrant is $3.00 and the offering price per Pre-Funded Warrant and associated Common Warrant is $2.9999.

The Pre-Funded Warrants are immediately exercisable subject to certain ownership limitations, have an exercise price of $0.0001 per share, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Each Common Warrant has an exercise price of $3.00 per share, will be exercisable immediately upon issuance subject to certain ownership limitations and will expire on the fifth anniversary of the date on which the Common Warrants become exercisable.

The offering is expected to result in gross proceeds to the Company of approximately $12.0 million. The net proceeds to the Company from the offering are expected to be approximately $11.1 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to repay the convertible note with 3i, LP (the “Note”), and the remainder of the proceeds for working capital and general corporate purposes. The Note has a maturity date of August 31, 2024, as further described in the Company’s Form 8-K filed September 1, 2022.

The Purchase Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions. Additionally, each of the directors, officers, and five percent (5%) stockholders of the Company, pursuant to lock-up agreements (the “Lock-Up Agreements”), agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the 90-day period following the closing of the offering.

On January 18, 2023, the Company also entered into a placement agent agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agent Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company will pay the Placement Agent a cash fee equal to 7.0% of the aggregate purchase price paid by any and all Purchasers in connection with the sale of the Securities and will reimburse the Placement Agent for certain of its expenses in an aggregate amount up to $75,000 as well as non-accountable expenses equal to $15,000.

The Placement Agent Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Pursuant to the Purchase Agreements and the Placement Agent Agreement, the Company has agreed that, subject to certain exceptions, (i) it will not conduct any issuances of Common Stock for a period of ninety (90) days following the closing of the offering and that (ii) it will not enter into an at-the-market offering or variable rate transaction for a period of one year following the closing of the offering.

The offering is being made pursuant to a registration statement on Form S-3 (File No. 333-261955), which was filed by the Company with the Securities and Exchange Commission on December 30, 2021, and declared effective on January 13, 2022, as supplemented by a prospectus supplement dated January 18, 2023.

The Placement Agent Agreement, form of Securities Purchase Agreement, form of Lock-Up Agreement, form of Pre-Funded Warrant, and form of Common Warrant, are filed as Exhibits 1.1, 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Placement Agent Agreement, Purchase Agreements, Lock-Up Agreements, Pre-Funded Warrants, and Common Warrants are qualified in their entirety by reference to such exhibits.

Item 8.01. Other Events.

The Company issued a press release announcing the offering of its securities on January 17, 2023 and issued a press release announcing the pricing of the offering on January 18, 2023. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Placement Agent Agreement, dated January 18, 2023, between Arcimoto, Inc. and A.G.P./Alliance Global Partners
4.1	Form of Pre-Funded Warrant
4.2	Form of Common Warrant
5.1	Opinion of Nelson Mullins Riley & Scarborough LLP
10.1+	Form of Securities Purchase Agreement
10.2	Form of Lock-Up Agreement
23.1	Consent of Nelson Mullins Riley & Scarborough LLP (contained in Exhibit 5.1)
99.1	Press Release, dated January 17, 2023
99.2	Press Release, dated January 18, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Pursuant to Item 601(a)(5) of Regulation S-K, schedules have been omitted and will be furnished on a supplemental basis to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: January 19, 2023	By:	/s/ Jesse Fittipaldi
Jesse Fittipaldi
Chief Executive Officer

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